Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b) (2)

WELLS FARGO BANK, NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company

Law Department, Trust Section

MAC N9305-175

Sixth Street and Marquette Avenue, 17th Floor

Minneapolis, Minnesota 55479

(612) 667-4608

(Name, address and telephone number of agent for service)

WALTER INVESTMENT MANAGEMENT CORP.

(Exact name of obligor as specified in its charter)

Maryland	13-3950486
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3000 Bayport Drive, Suite 1100 Tampa, FL	33607
(Address of principal executive offices)	(Zip code)

SEE TABLE OF ADDITIONAL REGISTRANTS

7.875% Senior Notes due 2021

(Title of the indenture securities)

TABLE OF REGISTRANT GUARANTORS

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant Guarantor’s Principal Executive Offices
Central Asset Review, LLC	Delaware	45-5062269	727 Spring Creek Drive Spring, TX 77373

Ditech Mortgage Corp.	California	20-8009003	1100 Virginia Drive Fort Washington, PA 19034

DT Holdings LLC	Delaware	46-1776991	1100 Virginia Drive Fort Washington, PA 19034

Green Tree Asset Acquisition LLC	Delaware	26-3005100	345 St. Peter Street St. Paul, MN 55102

Green Tree CL LLC	Delaware	81-0611389	345 St. Peter Street St. Paul, MN 55102

Green Tree Credit LLC	New York	75-3115864	345 St. Peter Street St. Paul, MN 55102

Green Tree Credit Solutions LLC	Delaware	27-1311565	345 St. Peter Street St. Paul, MN 55102

Green Tree HE/HI Corp.	Delaware	81-0611391	345 St. Peter Street St. Paul, MN 55102

Green Tree HE/HI LLC	Delaware	86-1059802	345 St. Peter Street St. Paul, MN 55102

Green Tree Insurance Agency of Nevada, Inc.	Nevada	88-0187331	345 St. Peter Street St. Paul, MN 55102

Green Tree Insurance Agency, Inc.	Minnesota	41-1254595	345 St. Peter Street St. Paul, MN 55102

Green Tree Investment Holdings II LLC	Delaware	81-0611382	345 St. Peter Street St. Paul, MN 55102

Green Tree Investment Holdings III LLC	Delaware	20-0031008	345 St. Peter Street St. Paul, MN 55102

Green Tree Investment Management LLC	Delaware	26-1836124	345 St. Peter Street St. Paul, MN 55102

Green Tree Licensing LLC	Delaware	86-1059818	345 St. Peter Street St. Paul, MN 55102

Green Tree Loan Company	Minnesota	41-1916091	345 St. Peter Street St. Paul, MN 55102

Green Tree MH Corp.	Delaware	90-0201371	345 St. Peter Street St. Paul, MN 55102

Green Tree MH LLC	Delaware	86-1059813	345 St. Peter Street St. Paul, MN 55102

Exact Name of Registrant Guarantor as Specified in its Charter (or Other Organizational Document)	State or other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number	Address, Including Zip Code, and Telephone Number, Including Area Code of Registrant Guarantor’s Principal Executive Offices
Green Tree SerVertis Acquisition LLC	Delaware	26-2619028	345 St. Peter Street St. Paul, MN 55102

Green Tree SerVertis GP LLC	Delaware	26-2394338	345 St. Peter Street St. Paul, MN 55102

Green Tree Servicing Corp.	Delaware	20-0843552	345 St. Peter Street St. Paul, MN 55102

Green Tree Servicing LLC	Delaware	41-1795868	345 St. Peter Street St. Paul, MN 55102

Landmark Asset Receivables Management LLC	Delaware	27-3753344	7340 South Kyrene Road Suite 200 Tempe, AZ 85283

Mortgage Asset Systems, LLC	Delaware	87-0798148	727 Spring Creek Drive Spring, TX 77373

Mortgage Consultants of America Corporation	Texas	76-0323949	727 Spring Creek Drive Spring, TX 77373

REO Leasing Solutions, LLC	Delaware	80-0870604	727 Spring Creek Drive Spring, TX 77373

REO Management Solutions, LLC	Delaware	27-2377787	727 Spring Creek Drive Spring, TX 77373

Reverse Mortgage Solutions, Inc.	Delaware	77-0672274	727 Spring Creek Drive Spring, TX 77373

Specialty Servicing Solutions, LLC	Delaware	35-2660869	727 Spring Creek Drive Spring, TX 77373

Walter Investment Holding Company, LLC	Delaware	27-0712703	3000 Bayport Dr., Ste.1100 Tampa, FL 33607

Walter Reverse Acquisition LLC	Delaware	46-0928837	3000 Bayport Dr., Ste.1100 Tampa, FL 33607

Item 1. General Information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Treasury Department

Washington, D.C.

Federal Deposit Insurance Corporation

Washington, D.C.

Federal Reserve Bank of San Francisco

San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee. Not applicable.

Item 16. List of Exhibits. List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*

Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence and Fiduciary Powers for Wells Fargo Bank, National Association, dated June 27, 2012.**

Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated December 21, 2011.**

Exhibit 4.	Copy of By-laws of the trustee as now in effect.***

Exhibit 5.	Not applicable.

Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.

Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

Exhibit 8.	Not applicable.

Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784-06.
**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-3 dated January 23, 2013 of file number 333-186155.
***	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated May 26, 2005 of file number 333-125274.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and State of Georgia on the 14th day of October 2014.

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory
Vice President

EXHIBIT 6

October 14, 2014

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

/s/ Stefan Victory
Stefan Victory Vice President

Exhibit 7

Consolidated Report of Condition of

Wells Fargo Bank National Association

of 101 North Phillips Avenue, Sioux Falls, SD 57104

And Foreign and Domestic Subsidiaries,

at the close of business June 30, 2014, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$20,183
Interest-bearing balances		210,191
Securities:
Held-to-maturity securities		30,108
Available-for-sale securities		212,699
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		118
Securities purchased under agreements to resell		20,279
Loans and lease financing receivables:
Loans and leases held for sale		25,789
Loans and leases, net of unearned income	784,428
LESS: Allowance for loan and lease losses	11,341
Loans and leases, net of unearned income and allowance		773,087
Trading Assets		35,111
Premises and fixed assets (including capitalized leases)		7,503
Other real estate owned		4,003
Investments in unconsolidated subsidiaries and associated companies		760
Direct and indirect investments in real estate ventures		3
Intangible assets
Goodwill		21,627
Other intangible assets		20,078
Other assets		55,289

Total assets		$1,436,828

LIABILITIES
Deposits:
In domestic offices		$1,033,620
Noninterest-bearing	283,808
Interest-bearing	749,812
In foreign offices, Edge and Agreement subsidiaries, and IBFs		102,345
Noninterest-bearing	746
Interest-bearing	101,599
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		14,477
Securities sold under agreements to repurchase		15,687

Dollar Amounts In Millions

Trading liabilities	14,382
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	65,797
Subordinated notes and debentures	19,868
Other liabilities	29,113

Total liabilities	$1,295,289

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	519
Surplus (exclude all surplus related to preferred stock)	103,060
Retained earnings	33,449
Accumulated other comprehensive income	4,364
Other equity capital components	0

Total bank equity capital	141,392
Noncontrolling (minority) interests in consolidated subsidiaries	147

Total equity capital	141,539

Total liabilities, and equity capital	$1,436,828

I, John R. Shrewsberry, EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

John Stumpf	Directors
Timothy Sloan
Avid Modjtabai